EX-99.1A

ABA XINCHEN DAGU GLACIER SPRING CO., LTD.

 FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

Aba Xinchen Dagu Glacier Spring Co., Ltd.
Financial Statements
December 31, 2007 and 2006

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
Aba Xinchen Dagu Glacier Spring Co., Ltd.

We have audited the accompanying balance sheets of Aba Xinchen Dagu Glacier Spring Co., Ltd., Inc. (the “Company”) as of December 31, 2007 and 2006, and the related statements of operations and comprehensive loss, shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aba Xinchen Dagu Glacier Spring Co., Ltd., as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Patrizio & Zhao, LLC

Parsippany, New Jersey
September 9, 2010

Aba Xinchen Dagu Glacier Spring Co., Ltd.

Balance Sheets

	December 31,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$19,161	$40,956
Accounts receivable	22,584	-
Inventory	461,003	150,539
Advance payments	33,305	30,034
VAT tax receivable	1,654	9,443
Income tax receivable	90,797	10,743
Other receivables	24,346	18,672
Total current assets	652,850	260,387

Property, plant and equipment, net	813,732	782,063

Intangible assets, net	130,193	124,286

Other assets	1,709,317	948,958

Total assets	$3,306,092	$2,115,694

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Accounts payable	$177,698	$40,613
Accrued salaries	20,398	8,850
Other payables	3,195,653	1,986,163
Total current liabilities	3,393,749	2,035,626

Total liabilities	3,393,749	2,035,626

Shareholders’ equity:
Contributed capital	96,800	96,800
Accumulated deficit	(184,344)	(21,810)
Accumulated other comprehensive income (loss)	(113)	5,078
Total shareholders’ equity (deficit)	(87,657)	80,068

Total liabilities and shareholders’ equity (deficit)	$3,306,092	$2,115,694

The accompanying notes are an integral part of these financial statements.

Aba Xinchen Dagu Glacier Spring Co., Ltd.

Statements of Operations and Comprehensive Loss

	For the Years Ended December 31,
	2007	2006

Sales	$70,760	$2,893

Cost of sales	47,714	2,088

Gross profit	23,046	805

Operating expenses
Selling expenses	520	2,488
General and administrative expenses	263,540	30,849
Total operating expenses	264,060	33,337

Loss from operations	(241,014)	(32,532)

Other income (expenses)
Interest expense, net	(257)	(21)
Non-operating expenses	(1,317)	-
Total other income (expenses)	(1,574)	(21)

Loss before benefit for income taxes	(242,588)	(32,553)

Income tax benefit	80,054	10,743

Net loss	(162,534)	(21,810)

Other comprehensive income (loss)
Foreign currency translation adjustment	(5,191)	2,678

Comprehensive loss	$(167,725)	$(19,132)

The accompanying notes are an integral part of these financial statements.

Aba Xinchen Dagu Glacier Spring Co., Ltd.

Statements of Shareholders’ Equity

			Accumulated
			other	Total
	Contributed	Accumulated	Comprehensive	Shareholders’
	Captial	Deficit	Income (loss)	Equity (deficit)

Balance at December 31, 2005	$96,800	$-	$2,400	$99,200

Capital Contribution		-		-

Net loss	-	(21,810)		(21,810)

Other comprehensive income (loss)	-	-	2,678	2,678

Balance at December 31, 2006	$96,800	$(21,810)	$5,078	$80,068

Capital Contribution		-		-

Net loss	-	(162,534)		(162,534)

Other comprehensive income (loss)	-	-	(5,191)	(5,191)

Balance at December 31, 2007	$96,800	$(184,344)	$(113)	$(87,657)

The accompanying notes are an integral part of these financial statements.

Aba Xinchen Dagu Glacier Spring Co., Ltd.

Statements of Cash Flows

	For the Years Ended December 31,
	2007	2006
Cash flows from operating activities:
Net loss	$(162,534)	$(21,810)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	32,171	10,863
Changes in current assets and current liabilities:
Accounts receivable	(21,690)	-
Inventory	(288,130)	(147,451)
Advance payments	(1,139)	(29,418)
VAT tax receivable	8,110	(9,249)
Income tax receivable	(80,054)	(10,743)
Other receivables	(4,204)	(12,562)
Other assets	(666,975)	(918,392)
Accounts payable	128,947	39,780
Accrued salaries	10,501	8,499
Other payables	1,029,164	1,863,843
Total adjustments	146,701	795,170

Net cash provided by (used in) operating activities	(15,833)	773,360

Cash flows from investing activities:
Acquisition of property and equipment	(7,830)	(756,577)
Construction in progress	-	24,126
Intangible assets	-	(32,321)

Net cash used in investing activities	(7,830)	(764,772)

Effect of foreign currency translation on cash	1,868	1,235

Net increase (decrease) in cash and cash equivalents	(21,795)	9,823

Cash and cash equivalents at beginning of year	40,956	31,133

Cash and cash equivalents at end of year	$19,161	$40,956

The accompanying notes are an integral part of these financial statements.

Aba Xinchen Dagu Glacier Spring Co., Ltd.
Notes To Financial Statements
December 31, 2007 and 2006

Note 1 – Organization and Nature of Business

Aba Xinchen Dagu Glacier Spring Co., Ltd. (the “Company) is located in the Dagu Glacier in Zegai Village, Luhua Town, Heishui County, Ngawa Tibetan and Qiang Autonomous Prefecture of Sichuan Province. Dependent on the Dagu Glacier in the Southeastern end of the Qinghai-Tibet Plateau, the Company commits to the development, production and sales of glacier spring water - Chinese high-end drinking water product. The company employs the domestically advanced production equipments and has three assembly lines: 350ML and 500ML bottle lines, and 20L barreled line, as well as the 3L line.

Founded on October 15, 2005, the Company’s original registered capital was RMB 800,000 and had two shareholders: Tang Huadong who contributed RMB 480,000, accounting for 60% of the total invested capital; Yang Shuai who contributed RMB 320,000, accounting for 40% of the total invested capital. On June 25, 2006, the Company held a Shareholders’ Meeting, amended the Articles of Association, and changed to two new shareholders: Guangzhou Xinchen Water Co., Ltd. Which contributed RMB 720,000, accounting for 90% of the total invested capital; Yang Shuai who contributed RMB 80,000, accounting for 10% of the total invested capital. On October 15 of 2007, the Company held a Shareholders’ meeting, and revised the share ownership: Yang Shuai transferred all his shares (10% of the total invested capital) to Guangzhou Xinchen Water Co., Ltd. Since then, Guangzhou Xinchen Water Co., Ltd., as an institutional shareholder, wholly owned Aba Xinchen Dagu Glacier Spring Co., Ltd.

In October 2007, the Company and the Heishui County Government formally signed into the Investment Development Contract, which clarified the Company’s exclusive water extraction right for 50 years in the region (Dagu Glacier), providing policy guarantee for the Company’s succeeding investment.

The Company voluntarily developed and patented, domestically and internationally, the world’s first outside package which can “prevent light, electromagnetic radiation and all external environmental pollutions”. The outside package can not only maintain the original ecological quality of Dagu glacier spring water over 9000 years ago, but also let the water bottles water have a brand new look. It is a dramatic revolution in the world’s bottled water packaging history, arousing huge interest and great attention of water experts, colleagues in the water industry, water sellers, and consumers.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United Stated of America (“US GAAP”).

Use of Estimates

The preparation of consolidated financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows" codified in FASB ASC Topic 230, the Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

Aba Xinchen Dagu Glacier Spring Co., Ltd.
Notes To Financial Statements
December 31, 2007 and 2006

Note 2 – Summary of Significant Accounting Policies (continued)

Inventory

Inventory is stated at the lower of cost or market. Cost is determined using the weighted-average cost method. Provisions are made for excess, slow moving and obsolete inventory as well as inventory whose carrying value is in excess of net realizable value. Management continually evaluates the recoverability based on assumptions about customer demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory reserves or write-downs may be required that could negatively impact our gross margin and operating results. The Company did not record any provision for excess, slow-moving and obsolete inventory as of December 31, 2007 and 2006.

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated based on the straight-line method over the estimated useful lives of the assets as follows:

Vehicles	10years
Furniture, machinery and equipment	10 to 50 years
Buildings and improvements	10 to 50 years

Construction in progress primarily represents the renovation costs of plant, machinery and equipment.  Costs incurred are capitalized and transferred to property and equipment upon completion, at which time depreciation commences.

Cost of repairs and maintenance is expensed as incurred. Gain or loss on disposal of property and equipment, if any, is recognized in the statements of operations.

Long-Lived Assets

In accordance with ASC Topic 360-10-35, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews the recoverability of its long-lived assets on a periodic basis in order to identify business conditions, which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future discounted cash flows. If the total of the expected future discounted cash flows is less than the total carrying value of the assets, a loss is recognized for the difference between the fair value (computed based upon the expected future discounted cash flows) and the carrying value of the assets.

Intangible Assets

Intangible assets comprised of rights to use land. Intangible asset is carried at cost, less related accumulated amortization. Intangible assets Rights to use land with a finite useful life is being amortized on a straight line basis over its estimated useful life of 50 years.

Revenue Recognition

The Company derives its revenues primarily from sale of bottle water. In accordance with the provisions of Staff Accounting Bulletin No. 104, codified in FASB ASC Topic 480, revenue should not be recognized until it is realized or realizable and earned.  Revenues are considered to have been earned when the entity has substantially accomplished what it must do to be entitled to the benefits represented by the revenues. In this regard, the Company’s revenue is recognized when merchandise is received by customers or shipped by the Company pursuant to contractual terms of sales, title and risk of loss passes to the customers and the collectability is reasonably assured.

Aba Xinchen Dagu Glacier Spring Co., Ltd.
Notes To Financial Statements
December 31, 2007 and 2006

Note 2 – Summary of Significant Accounting Policies (continued)

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. No differences were noted between the book and tax bases of the Company’s assets and liabilities as of December 31, 2007 and 2006, respectively. Therefore, there are no deferred tax assets or liabilities for the year ended December 31, 2007 and 2006. The Company is located in the PRC, and is therefore subject to central government and provincial and local income taxes within the PRC at the applicable tax rate on the taxable income as reported in the PRC statutory financial statements in accordance with relevant income tax laws. The standard corporate income tax rate is 33%.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other obligations, approximate their fair value due to the short-term maturities of the related instruments.

Foreign Currency Translation and Transactions

The financial position and results of operations of the Company is determined using local currency (Chinese Yuan) as the functional currency. In accordance with ASC Topic 830-10, Foreign Currency Translation, assets and liabilities are translated at the prevailing exchange rate in effect at each year end. Contributed capital accounts are translated using the historical rate of exchange when capital is contributed. Income statement accounts are translated at the average rate of exchange during the year. Currency translation adjustments arising from the use of different exchange rates are included in accumulated other comprehensive income (loss) in shareholders' equity. Gains and losses resulting from foreign currency transactions are included in the consolidated statements of operations.

Comprehensive Income (Loss)

The Company has adopted ASC Topic 220-10, Reporting Comprehensive Income, which establishes rules for the reporting and display of comprehensive income, its components and accumulated balances. ASC 220-10 defines comprehensive income (loss) to include all changes in equity, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on available-for-sale marketable securities, except those resulting from investments by owners and distributions to owners.

Recent Accounting Pronouncements

In April 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-17, Revenue Recognition—Milestone Method (Topic 605) – Revenue Recognition (ASU 2010-17). ASU 2010-17 provides guidance on defining the milestone and determining when the use of the milestone method of revenue recognition for research or development transactions is appropriate. It provides criteria for evaluating if the milestone is substantive and clarifies that a vendor can recognize consideration that is contingent upon achievement of a milestone as revenue in the period in which the milestone is achieved, if the milestone meets all the criteria to be considered substantive. ASU 2010-17 is effective for us in fiscal 2012 and should be applied prospectively. The adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

Aba Xinchen Dagu Glacier Spring Co., Ltd.
Notes To Financial Statements
December 31, 2007 and 2006

Note 2 – Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In January 2010, the FASB issued the following ASC Updates:

●
ASU No. 2010-01— Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash. This Update clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this Update are effective for interim and annual periods ending on or after December 15, 2009 with retrospective application.

●
ASU No. 2010-02— Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This Update amends Subtopic 810-10 and related guidance to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to (i) a subsidiary or group of assets that is a business or nonprofit activity; (ii) a subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture; and (iii) an exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity, but does not apply to: (i) sales of in substance real estate; and (ii) conveyances of oil and gas mineral rights. The amendments in this Update are effective beginning in the period that an entity adopts FAS 160 (now included in Subtopic 810-10).

●
ASU No. 2010-06— Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.  This Update amends Subtopic 820-10 that requires new disclosures about transfers in and out of Levels 1 and 2 and activity in Level 3 fair value measurements. This Update also amends Subtopic 820-10 to clarify certain existing disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010.

The Company expects that the adoption of the above Updates issued in January 2010 did not and will not have any significant impact on its financial position and results of operations.

In October 2009, the FASB issued an ASU regarding accounting for own-share lending arrangements in contemplation of convertible debt issuance or other financing.  This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital. Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings-per-share calculation.  This ASU is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. It is expected the adoption of this ASC Update will have no material impact on the Company’s consolidated financial statements.

In October 2009, the FASB concurrently issued the following ASC Updates:

●
ASU No. 2009-14 - Software (Topic 985): Certain Revenue Arrangements That Include Software Elements (formerly EITF Issue No. 09-3). This standard removes tangible products from the scope of software revenue recognition guidance and also provides guidance on determining whether software deliverables in an arrangement that includes a tangible product, such as embedded software, are within the scope of the software revenue guidance.

Aba Xinchen Dagu Glacier Spring Co., Ltd.
Notes To Financial Statements
December 31, 2007 and 2006

Note 2 – Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

●
ASU No. 2009-13 - Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements (formerly EITF Issue No. 08-1).  This standard modifies the revenue recognition guidance for arrangements that involve the delivery of multiple elements, such as product, software, services or support, to a customer at different times as part of a single revenue generating transaction.  This standard provides principles and application guidance to determine whether multiple deliverables exist, how the individual deliverables should be separated and how to allocate the revenue in the arrangement among those separate deliverables. The standard also expands the disclosure requirements for multiple deliverable revenue arrangements.

ASU No. 2009-13 and 2009-14 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted.  Alternatively, an entity can elect to adopt these standards on a retrospective basis, but both these standards must be adopted in the same period using the same transition method.  The Company expects to apply this standard on a prospective basis for revenue arrangements entered into or materially modified beginning July 1, 2010.  It is expected the adoption of these ASC Updates will not have a material impact on the Company’s Consolidated Financial Statements.

In August 2009, the FASB issued an ASU regarding measuring liabilities at fair value. This ASU provides additional guidance clarifying the measurement of liabilities at fair value in circumstances in which a quoted price in an active market for the identical liability is not available; under those circumstances, a reporting entity is required to measure fair value using one or more of valuation techniques, as defined. This ASU is effective for the first reporting period, including interim periods, beginning after the issuance of this ASU. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

On July 1, 2009, the FASB officially launched the FASB Accounting Standards Codification (“ASC”), which has become the single official source of authoritative nongovernmental U.S. GAAP, in addition to guidance issued by the Securities and Exchange Commission. The ASC is designed to simplify U.S. GAAP into a single, topically ordered structure. All guidance contained in the ASC carries an equal level of authority. The ASC is effective for all interim and annual periods ending after September 15, 2009. The Company’s implementation of this guidance effective July 1, 2009 did not have a material effect on the Company’s condensed consolidated financial statements.

On July 1, 2009, the Company adopted the accounting and disclosure requirements of Statement of Financial Accounting Standard (“SFAS”) No. 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51, which is now included with ASC Topic 810 Consolidation.  This standard establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation.  On a prospective basis, any changes in ownership will be accounted for as equity transactions with no gain or loss recognized on the transactions unless there is a change in control.

Note 3 – Inventory

Inventory at December 31, 2007 and 2006 consists of the following:

	December 31, 2007	December 31, 2006

Raw materials	$237,351	$105,265
Finished goods	223,652	45,274

Total	$461,003	$150,539

Aba Xinchen Dagu Glacier Spring Co., Ltd.
Notes To Financial Statements
December 31, 2007 and 2006

Note 4 – Property and Equipment

Property and equipment at December 31, 2009 and 2008 consists of the following:

	December 31, 2007	December 31, 2006

Buildings	$167,178	$156,325
Vehicles	29,779	27,846
Machinery and equipment	650,215	600,986
Furniture and office equipment	6,163	5,160
Subtotal	853,335	790,317

Less: accumulated depreciation	39,603	8,254

Total	$813,732	$782,063

Depreciation expense for the fiscal years ended December 31, 2007 and 2006 was $29,557 and $7,955, respectively.

Note 5 – Intangible Assets

Intangible assets at December 31, 2007 and 2006 consist of the following:

	December 31, 2007	December 31, 2006

Right to use land	$136,090	$127,255
Less: accumulated amortization	5,897	2,969

Total	$130,193	$124,286

Amortization expense for the fiscal years ended December 31, 2007 and 2006 was $2,614 and $2,908, respectively.

Note 6 – Other Assets

The Company entered into an advertising agreement with Guangzhou Daily in the fourth quarter of 2006 for the purpose of long-term marketing campaign. The agreement is effective with a term of ten years and is subjected to an annual review by both parties to assess the effectiveness. The Company has paid the entire advertising fee for the terms of the agreement and recorded it as other assets. The cost of advertising is expensed as incurred. Advertising costs for the years ended December 31, 2007 and 2006 was $48,561 and $285, respectively.

Note 7 – Other Payables

As of December 31, 2007, the Company had outstanding payables to Guangdong Xinsheng Environment Protection Investment Group Co., Ltd. (“Xinsheng Environment”) and Guangzhou Xinchen water Environment Protection Co., Ltd. (“Xinchen Water”) of $1,381,798 and $1,460,338, respectively, for the payments made by Xinsheng Environment and Xinchen Water on behalf of the Company for the purchase of machinery, equipment, vehicles and advertising fees.

Aba Xinchen Dagu Glacier Spring Co., Ltd.
Notes To Financial Statements
December 31, 2007 and 2006

Note 8 – Risk Factors

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Note 9 – Subsequent Events

None.